Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Jessica Kourakos

Synopsys, Inc.

650-584-4289

EDITORIAL CONTACT:

Craig Cochran

Synopsys, Inc.

650-584-4230

Synopsys Announces Record Revenue for

Fourth Quarter and Full Year Fiscal 2003

Company Also Issues Outlook for 2004

MOUNTAIN VIEW, Calif., December 3, 2003 – Synopsys, Inc. (Nasdaq: SNPS), the world leader in semiconductor design software, today reported its results for the fourth quarter and fiscal year ended October 31, 2003. Per share data for the periods presented reflects the Company’s 2:1 stock split completed during the quarter.

For the fourth quarter of fiscal 2003, Synopsys reported revenue of $316.5 million, a 2% increase over revenue of $309.3 million in the fourth quarter of fiscal 2002. Pro forma net income was $71.6 million, or $0.44 per share, in the quarter compared to pro forma net income of $73.7 million, or $0.48 per share, in the fourth quarter of fiscal 2002. For fiscal year 2003, Synopsys reported record annual revenue of $1.18 billion and pro forma net income of $252.1 million, or $1.59 per share, compared to pro forma net income of $155.7 million, or $1.11 per share, in fiscal 2002. Pro forma net income and net income on a generally accepted accounting principles (“GAAP”) basis are reconciled under “GAAP Reconciliation” below.

On a GAAP basis, fourth quarter of fiscal 2003 net income was $44.6 million, or $0.27 per share, compared to a net loss of ($97.8) million, or ($0.65) per share, for fourth quarter fiscal 2002. Fourth quarter 2003 results include a charge of $14.9 million relating to the Company’s decision to realign its workforce for fiscal 2004. For the fiscal year ended October 31, 2003, GAAP net income was $149.7 million, or $0.95 per share, compared to a net loss of ($200.0) million or ($1.50) per share, respectively, for the fiscal year ended October 31, 2002. The difference in GAAP results for fiscal 2002 and fiscal 2003 is primarily due to charges and expenses relating to the Avant! acquisition recorded in fiscal 2002.

“2003 was a milestone year for Synopsys,” said Aart de Geus, chairman and CEO of Synopsys. “We were able to grow bookings in a very tough economic environment and became the world’s largest EDA company. We are committed to driving growth in the future.”

Financial Outlook

Synopsys also announced its operating model targets for the first quarter of fiscal 2004 and full-year fiscal 2004. These targets are forward-looking and based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First quarter of fiscal 2004 targets:

•	Revenue: $275 - $290 million

•	Pro forma expenses: $205 million–$211 million

•	Other income and expense: ($1.0) - $2.0 million

•	Fully diluted outstanding shares: 159 million–167 million

•	GAAP tax rate applied to pro forma and net income calculation: 31%

•	Pro forma earnings: $0.28–$0.32 per share

•	Upfront licenses as a percentage of product bookings: 28% - 33%

Fiscal Year 2004 targets:

•	Orders: $1.425 - $1.475 billion

•	Revenue: $1.200 - $1.250 billion

•	Pro forma earnings: $1.50 - $1.60 per share

•	Upfront licenses as a percentage of product bookings: 20% - 25%

Effectiveness of Guidance

The targets set forth above represent the Company’s expectations only as of the date of this release. Although this release will remain available on the Company’s website, its continued availability does not indicate that the Company is reaffirming or confirming its continued validity. The Company will not report on its progress during the first quarter of fiscal 2004 or comment to analysts or investors on, or otherwise update, such targets until it releases its quarterly results in February 2004.

GAAP Reconciliation

Pro forma net income is a non-GAAP financial measure under Section 244.101 of Regulation G. This measure consists of GAAP net income excluding, as applicable, amortization of intangible assets and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses, and in Q4 of fiscal year 2003, charges relating to the Company’s workforce realignment. Intangible assets consist primarily of purchased technology, contract rights intangible, customer-installed base/relationships, trademarks and tradenames, covenants not to compete and customer backlog. Pro forma net income is reduced by the amount of additional taxes that the Company would accrue if it used pro forma results instead of GAAP results to calculate the Company’s tax liability.

Company management evaluates and makes operating decisions based on the performance of its core software and services business operations and the direct, ongoing and recurring costs of those operations such as bookings, revenues, cost of revenues, and research and development, sales and marketing and general and administrative expenses. Management does not believe amortization of intangible asset and deferred compensation, in-process research and development charges, integration and other acquisition-related expenses and workforce realignment charges are ordinary, ongoing and recurring operating charges for the Company’s core software and services business operations. Therefore, management calculates the non-GAAP financial measures used in this earnings release excluding these charges, and uses these non-GAAP financial measures to enable it to analyze better and more consistently the period-to-period financial performance of its core business operations. Management believes that though it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures provides investors additional important information to enable them to assess, in the way management assesses, Synopsys’ current and future continuing operations.

The following table reconciles the specific items excluded from GAAP in the calculation of pro forma net income for the periods shown below:

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in thousands, except per share data)	2003	2002	2003	2002
Income Statement Reconciliation
Net income on a GAAP basis	$44,575	$(97,836)	$149,724	$(199,993)
Amortization of intangible assets and deferred compensation	32,836	31,999	128,174	62,585
In-process research and development	—	5,200	19,850	87,700
Integration costs	—	11,262	—	128,528
Insurance premium	—	240,781	—	240,781
Work force realignment charges	14,856	—	14,856	—
Collection of Avant! acquired accounts receivable originally assumed uncollectible	—	—	(3,000)	—
Pre-merger liabilities resolved at a lower cost than estimated	(4,714)	—	(5,330)	—
Tax effect	(15,956)	(117,733)	(52,135)	(163,858)

Net income on a pro forma basis	$71,597	$73,673	$252,139	$155,743

Income Statement Reconciliation Per Share
Diluted earnings per share on a GAAP basis	$0.27	$(0.65)	$0.95	$(1.50)
Amortization of intangible assets and deferred compensation per share	0.20	0.21	0.81	0.47
In-process research and development per share	—	0.03	0.13	0.66
Integration costs per share	—	0.08	—	0.96
Insurance premium per share	—	1.61	—	1.80
Work force realignment charges per share	0.09	—	0.09	—
Collection of Avant! acquired accounts receivable originally assumed uncollectible per share	—	—	(0.02)	—
Pre-merger liabilities resolved at a lower cost than estimated per share	(0.03)	—	(0.03)	—
Tax effect per share and effect of dilutive shares	(0.09)	(0.80)	(0.34)	(1.28)

Earnings per share on a pro forma basis	$0.44	$0.48	$1.59	$1.11

The specific items excluded from GAAP in calculating the first quarter and full year fiscal 2004 targets are shown below:

	Range for Three Months Ending January 31, 2004
(in thousands)	Low	High
Target Operating Expenses Reconciliation
Total target expenses on a GAAP basis	$239,000	$248,000
Estimated amortization of intangible assets and deferred compensation	31,000	33,000
Estimated work force realignment charges	3,000	4,000

Target expenses on an pro forma basis	$205,000	$211,000

	Range for Three Months Ending January 31, 2004		Range for Fiscal Year Ending October 31, 2004
	Low	High	Low	High
Target Operating Earnings Per Share Reconciliation
Target earnings per share on a GAAP basis	$0.15	$0.18	$1.10	$1.18
Estimated amortization of intangible assets and deferred compensation per share, net of tax effect	$0.12	$0.12	$0.39	$0.40
Estimated work force realignment charges per share, net of tax effect	$0.01	$0.02	$0.01	$0.02

Target earnings per share on a pro forma basis	$0.28	$0.32	$1.50	$1.60

The Company will include final financial statements for the fourth quarter and full year fiscal 2003 with its Annual Report on Form 10-K to be filed in January 2004.

Additional Financial Information Available on Synopsys Website

In connection with the issuance of this earnings release, Synopsys is making available to investors supplemental financial information, which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/supldis_q403.pdf. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html. A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 705786, beginning at 5:30 p.m. Pacific Time today. A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of the Company’s results for the first quarter of fiscal 2004 in February 2004. Finally, Synopsys will post copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer of Synopsys, and Steve Shevick, Chief Financial Officer, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) is the world leader in electronic design automation (EDA) software for semiconductor design. The Company delivers technology-leading semiconductor design and verification platforms to the global electronics market, enabling the development of complex systems-on-chips (SoCs). Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com.

Forward-Looking Statements

The sections of this earnings release entitled “Financial Outlook” and “GAAP Reconciliation” contain forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Our actual results could differ materially from those described by these statements due to a number of factors, including but not limited to:

•	continued or increased weakness in the semiconductor or electronic systems industries;

•	lower-than-expected research and development spending by semiconductor and electronic systems companies;

•	lower-than-anticipated purchases of software or consulting services by the Company’s customers;

•	difficulties in the ongoing integration of the products and operations of acquired companies into Synopsys’ products and operations;

•	failure to timely complete scheduled new product development or product update releases incorporating new functionality;

•	changes in the expected mix of time-based licenses and upfront licenses;

•	variations from currently projected customer payment terms;

•	continued downward pressure on maintenance orders, adversely affecting the Company’s future level of services revenue;

•	increasing competition in the market for the Company’s products and services;

•	fluctuations in foreign currency exchange rates; and

•	the effect of international political conflicts or hostilities on customer purchases.

In addition, the Company’s actual expenses and earnings per share on a GAAP basis for the fiscal quarter ending January 31, 2004 and earnings per share for the fiscal year ending October 31, 2004 could differ materially from the targets stated under “Financial Outlook” above for a number of reasons, including a determination by the Company that any portion of its intangible assets have become impaired, changes in deferred compensation expenses caused by employee terminations, changes to the size or scope of the work force realignment described above, and integration and other acquisition-related expenses, amortization of additional intangible assets and deferred compensation associated with future acquisitions, if any.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to documents Synopsys has filed with the Securities and Exchange Commission, specifically the section contained in Synopsys’ quarterly report on Form 10-Q filed with the SEC on September 15, 2003 entitled “Factors That May Affect Future Results.” Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

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Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Pro Forma Unaudited Condensed Consolidated Statements of Operations(1)

Impact of Pro Forma Adjustments on Reported Net Income (Loss)

(in thousands, except per share data)

	Three Months Ended October 31, 2003(2)			Three Months Ended October 31, 2002(2)
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Revenue:
Product	$87,051	$—	$87,051	$93,249	$—	$93,249
Service	61,543	—	61,543	78,965	—	78,965
Ratable license	167,859	—	167,859	137,042	—	137,042

Total revenue	316,453	—	316,453	309,256	—	309,256
Cost of revenue:
Product	4,816	—	4,816	3,632	—	3,632
Service	21,252	(2,620)	18,632	20,273	—	20,273
Ratable license	13,465	—	13,465	11,416	—	11,416
Amortization of intangible assets and deferred stock compensation	23,897	(23,897)	—	20,570	(20,570)	—

Total cost of revenue	63,430	(26,517)	36,913	55,891	(20,570)	35,321

Gross margin	253,023	26,517	279,540	253,365	20,570	273,935

Operating expenses:
Research and development	79,283	(6,172)	73,111	68,609	—	68,609
Sales and marketing	80,295	(4,637)	75,658	72,687	—	72,687
General and administrative	23,467	3,287	26,754	20,308	—	20,308
In-process research and development	—	—	—	5,200	(5,200)	—
Amortization of intangible assets and deferred stock compensation	8,939	(8,939)	—	11,429	(11,429)	—
Integration	—	—	—	11,262	(11,262)	—

Total operating expenses	191,984	(16,461)	175,523	189,495	(27,891)	161,604

Operating income	61,039	42,978	104,017	63,870	48,461	112,331
Other income (expense), net	2,052	—	2,052	(242,325)	240,781	(1,544)

Income before provision (benefit) for income taxes	63,091	42,978	106,069	(178,455)	289,242	110,787
Provision (benefit) for income taxes	18,516	15,956	34,472	(80,619)	117,733	37,114

Net income (loss)	$44,575	$27,022	$71,597	$(97,836)	$171,509	$73,673

Basic earnings per share:
Net income (loss)	$0.29		$0.46	$(0.65)		$0.49

Weighted average common shares	155,018		155,018	149,640		149,640

Diluted earnings per share:
Net income (loss)	$0.27		$0.44	$(0.65)		$0.48

Weighted average common shares and equivalents	164,381		164,381	149,640		152,814

(1)	The Company’s fiscal year ends on the Saturday nearest to October 31. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)	All common share and per share data for all periods presented are adjusted to reflect the Company’s stock split completed on September 23, 2003.

SYNOPSYS, INC.

Pro Forma Unaudited Condensed Consolidated Statements of Operations(1)

Impact of Pro Forma Adjustments on Reported Net Income (Loss)

(in thousands, except per share data)

	Twelve Months Ended October 31, 2003(2)			Twelve Months Ended October 31, 2002(2)
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Revenue:
Product	$298,280	$—	$298,280	$245,193	$—	$245,193
Service	260,679	—	260,679	287,747	—	287,747
Ratable license	618,024	—	618,024	373,594	—	373,594

Total revenue	1,176,983	—	1,176,983	906,534	—	906,534
Cost of revenue:
Product	15,950	—	15,950	15,319	—	15,319
Service	77,996	(2,620)	75,376	78,167	—	78,167
Ratable license	53,515	—	53,515	45,737	—	45,737
Amortization of intangible assets and deferred stock compensation	92,856	(92,856)	—	33,936	(33,936)	—

Total cost of revenue	240,317	(95,476)	144,841	173,159	(33,936)	139,223

Gross margin	936,666	95,476	1,032,142	733,375	33,936	767,311

Operating expenses:
Research and development	285,880	(6,172)	279,708	225,545	—	225,545
Sales and marketing	310,692	(4,637)	306,055	264,809	—	264,809
General and administrative	90,021	6,287	96,308	78,461	—	78,461
In-process research and development	19,850	(19,850)	—	87,700	(87,700)	—
Amortization of intangible assets and deferred stock compensation	35,318	(35,318)	—	28,649	(28,649)	—
Integration	—	—	—	128,528	(128,528)	—

Total operating expenses	741,761	(59,690)	682,071	813,692	(244,877)	568,815

Operating income (loss)	194,905	155,166	350,071	(80,317)	278,813	198,496
Other income (expense), net	24,084	(616)	23,468	(208,623)	240,781	32,158

Income before provision (benefit) for income taxes	218,989	154,550	373,539	(288,940)	519,594	230,654
Provision (benefit) for income taxes	69,265	52,135	121,400	(88,947)	163,858	74,911

Net income (loss)	$149,724	$102,415	$252,139	$(199,993)	$355,736	$155,743

Basic earnings per share:
Net income (loss)	$0.99		$1.67	$(1.50)		$1.17

Weighted average common shares	151,251		151,251	133,616		133,616

Diluted earnings per share:
Net income (loss)	$0.95		$1.59	$(1.50)		$1.11

Weighted average common shares and equivalents	158,326		158,326	133,616		140,308

(1)	The Company’s fiscal year ends on the Saturday nearest to October 31. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)	All common share and per share data for all periods presented are adjusted to reflect the Company’s stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets(1)

(in thousands, except per share data)

	October 31, 2003	October 31, 2002
ASSETS:
Current assets:
Cash and cash equivalents	$524,308	$312,580
Short-term investments	174,049	102,153

Cash, cash equivalents and short-term investments	698,357	414,733
Accounts receivable, net of allowances of $8,295 and $11,565, respectively	200,998	207,206
Deferred income taxes	248,425	282,867
Prepaid expenses and other	91,426	24,509

Total current assets	1,239,206	929,315
Property and equipment, net	184,313	185,040
Long-term investments	8,595	39,386
Goodwill, net	550,732	434,554
Intangible assets, net	285,583	355,334
Other assets	38,924	35,085

Total assets	$2,307,353	$1,978,714

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable, accrued liabilities and current portion of long-term debt	$204,226	$248,212
Accrued income taxes	201,855	169,912
Deferred revenue	398,878	359,245

Total current liabilities	804,959	777,369
Deferred compensation and other liabilities	47,390	36,387
Long-term deferred revenue	21,594	51,477
Stockholders’ equity
Common stock, $.01 par value; 400,000 shares authorized; 155,837 and 147,124 shares outstanding, respectively	780	735
Additional paid-in capital	1,199,201	1,039,386
Retained earnings	251,979	198,863
Treasury stock, at cost	(20,733)	(116,499)
Deferred stock compensation	(7,170)	(8,858)
Accumulated other comprehensive income (loss)	9,353	(146)

Total stockholders’ equity	1,433,410	1,113,481

Total liabilities and stockholders’ equity	$2,307,353	$1,978,714

(1)	The Company’s fiscal year ends on the Saturday nearest to October 31. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.